Exhibit 99.1

Virgin Galactic Announces First Quarter 2021 Financial Results

LAS CRUCES, N.M. – May 10, 2021 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the "Company”), a vertically integrated aerospace and space travel company, today announced its financial results for the first quarter ended March 31, 2021.

"We continue to make strides towards our strategic objectives and have solid momentum as we focus on completing our flight test program,” said Michael Colglazier, Chief Executive Officer of Virgin Galactic. “We are committed to delivering one of the world's most unique and transformational customer experiences, with safety at the core of everything we do. Our greatest asset is our incredibly talented group of employees, and the strength of the leadership team we have assembled for the next phase of our journey."

First Quarter 2021 Business Highlights:
•Unveiled VSS Imagine, the first SpaceShip III class vehicle in Virgin Galactic’s growing fleet, on March 30, 2021.
•    Total Future Astronauts remained at approximately 600, as of March 31, 2021.
•    Continue to build senior management team:
◦    Appointed Doug Ahrens as Chief Financial Officer, effective March 1, 2021.
◦    Appointed Swami Iyer as President of Aerospace Systems, effective March 22, 2021.
◦    Appointed Stephen Justice as Vice President of Engineering, effective March 1, 2021.
•Established and launched the Virgin Galactic Space Advisory Board, composed of leading experts from the aerospace sector.
•Announced a three-year extension to the global Land Rover partnership.

First Quarter 2021 Financial Highlights:
•Cash position remains strong, with cash and cash equivalents of $617 million as of March 31, 2021.
•Net loss of $130 million, compared to a $377 million net loss in the first quarter of 2020.
•GAAP selling, general, and administrative expenses of $45 million, compared to $27 million in the first quarter of 2020. Non-GAAP selling, general and administrative expenses of $27 million in the first quarter of 2021, compared to $23 million in the first quarter of 2020.
•GAAP research and development expenses of $36 million, compared to $34 million in the first quarter of 2020. Non-GAAP research and development expenses of $32 million in the first quarter of 2020, compared to $33 million in the first quarter of 2020.
•Adjusted EBITDA totaled $(56) million, compared to $(53) million in the first quarter of 2020.

•Cash paid for capital expenditures totaled $1 million, compared to $4 million in the first quarter of 2020.

Recent Updates:
•Completed corrective EMI work on VSS Unity such that the spaceship is ready to start pre-flight procedures for flight
•Timing of next flight test in 2021 is currently being re-evaluated

COVID-19 Impact
The Company is continuing to experience ongoing delays to its business and operations due to COVID-19. The Company continues to operate under strict protocols and follows rigorous health and safety procedures, in line with CDC, state and local guidelines, to ensure employee safety.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial (833) 968-2325 and enter the conference ID number 2488377. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at investors.virgingalactic.com. A recording of the webcast will also be available following the conference call.

About Virgin Galactic Holdings
Virgin Galactic Holdings, Inc. is a vertically integrated aerospace and space travel company, pioneering human spaceflight for private individuals and researchers, as well as a manufacturer of advanced air and space vehicles. The Company is developing a spaceflight system designed to offer customers a unique and transformative experience. You can find more information at https://www.virgingalactic.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Virgin Galactic Holdings, Inc. (the "Company"), including statements regarding the Company’s spaceflight systems, markets and expected flight schedule. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the factors, risks and uncertainties included in Amendment No. 2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

First Quarter 2021 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited and in thousands except for per share data)

	Three Months Ended
	March 31, 2021	March 31, 2020
		(As restated)
Revenue	$—	$238
Cost of revenue	—	173
Gross profit	—	65
Selling, general, and administrative expenses	44,914	26,755
Research and development expenses	36,363	34,282
Operating loss	(81,277)	(60,972)
Change in fair value of warrants	(48,719)	(316,896)
Interest income (expense), net	318	1,168
Other income (expense), net	27	(172)
Loss before income taxes	(129,651)	(376,872)
Income tax benefit (expense)	(43)	46
Net loss	(129,694)	(376,826)
Other comprehensive loss:
Foreign currency translation adjustment	27	(54)
Total comprehensive loss	$(129,667)	$(376,880)

Net loss per share:
Basic and diluted	$(0.55)	$(1.86)

Weighted-average shares outstanding:
Basic and diluted	234,191,636	202,409,552

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2021	December 31, 2020
	(Unaudited)	(As restated)
Assets
Current assets
Cash and cash equivalents	$616,625	$665,924
Restricted cash	13,031	13,031
Inventories	30,187	30,483
Prepaid expenses and other current assets	14,486	18,489
Total current assets	674,329	727,927
Property, plant, and equipment, net	50,936	53,148
Other non-current assets	22,762	22,915
Total assets	$748,027	$803,990
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,738	$5,998
Accrued expenses	28,351	22,982
Customer deposits	83,015	83,211
Other current liabilities	2,981	2,830
Total current liabilities	118,085	115,021
Non-current liabilities
Warrant liability	184,159	135,440
Other long-term liabilities	25,939	26,451
Total liabilities	$328,183	$276,912
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value; 700,000,000 shares authorized; 237,274,430 and 236,123,659 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	23	23
Additional paid-in capital	1,311,607	1,297,794
Accumulated deficit	(891,817)	(770,744)
Accumulated other comprehensive income	31	5
Total stockholders' equity	419,844	527,078
Total liabilities and stockholders' equity	$748,027	$803,990

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020
		(As restated)
Cash flows from operating activities
Net loss	$(129,694)	$(376,826)
Stock-based compensation	22,111	4,425
Depreciation and amortization	2,869	2,105
Change in fair value of warrant liability	48,719	316,896
Other operating activities, net	10	1
Change in assets and liabilities
Inventories	296	(1,980)
Other current and non-current assets	3,692	2,142
Accounts payable and accrued expenses	3,322	(2,978)
Customer deposits	(196)	(98)
Other current and non-current liabilities	102	—
Net cash used in operating activities	(48,769)	(56,313)
Cash flows from investing activity
Capital expenditures	(819)	(4,036)
Cash used in investing activity	(819)	(4,036)
Cash flows from financing activities
Payments of finance lease obligations	(34)	(23)
Proceeds from issuance of common stock pursuant to stock options exercised	10,837	—
Transaction costs	—	(697)
Withholding taxes paid on behalf of employees on net settled stock-based awards	(10,514)	—
Net cash provided by (used in) by financing activities	289	(720)
Net decrease in cash and cash equivalents	(49,299)	(61,069)
Cash, cash equivalents and restricted cash at beginning of period	678,955	492,721
Cash, cash equivalents and restricted cash at end of period	$629,656	$431,652

Cash and cash equivalents	$616,625	$419,374
Restricted cash	13,031	12,278
Cash, cash equivalents and restricted cash	$629,656	$431,652

Use of Non-GAAP Financial Measures (Unaudited)
This press release references certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP selling, general, and administrative expense and non-GAAP research and development expense. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. It defines non-GAAP selling, general, and administrative expenses as selling, general, and administrative expenses other than stock-based compensation and non-capitalized transaction costs, and non-GAAP research and development expenses as research and development expenses other than stock-based compensation. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of adjusted EBITDA to net loss for the three months ended March 31, 2021 and March 31, 2020 , respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended
	March 31, 2021	March 31, 2020
Net Loss	(129,694)	(376,826)
Income tax benefit (expense)	(43)	46
Interest expense	7	9
Depreciation & amortization	2,869	2,105
Non-capitalized transaction costs*	—	697
Stock-based compensation	22,111	4,425
Change in fair value of warrants	48,719	316,896
Adjusted EBITDA	(55,945)	(52,740)

A reconciliation of selling, general, and administrative expenses to non-GAAP selling, general, and administrative expenses for the three months ended March 31, 2021 and March 31, 2020, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended
	March 31, 2021	March 31, 2020
Selling, general, and administrative expenses	44,914	26,755
Stock-based compensation	18,038	2,870
Non-capitalized transaction costs*	—	697
Non-GAAP selling, general, administration expenses	$26,876	$23,188

A reconciliation of research and development expenses to non-GAAP research and development expenses for the three months ended March 31, 2021 and March 31, 2020, respectively, are set forth below:

Amounts in thousands ($)	Three Months Ended
	March 31, 2021	March 31, 2020
Research and development expenses	36,363	34,282
Stock-based compensation	4,074	1,555
Non-GAAP Research and development expenses	$32,289	$32,727
_____________
*Non-capitalized transaction costs include non-recurring expenses related to preparation and filing of an S-1 registration statement in the first quarter of 2020.

For investor relations inquiries:
Seth Zaslow – Vice President, Investor Relations
seth.zaslow@virgingalactic.com

For media inquiries:
Aleanna Crane – Vice President, Communications
aleanna.crane@virgingalactic.com